UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 19, 2019

Cleveland BioLabs, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	CBLI	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 19, 2019, Cleveland BioLabs, Inc. (the “Company”) received a written notice from the Listing Qualifications staff of Nasdaq Stock Market LLC (“NASDAQ”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”) as the Company’s stockholders’ equity, as reported on the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, was below $2.5 million, which is the minimum stockholders’ equity required for compliance with Rule 5550(b)(1). The notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

Pursuant to the written notice and under applicable NASDAQ Rules, the Company has been granted a 45-calendar day compliance period, or until October 3, 2019, to submit a plan to regain compliance. If NASDAQ accepts the Company’s plan, NASDAQ may grant an extension of up to 180 calendar days from the date of the notice, or until March 31, 2020, for the Company to demonstrate compliance with Rule 5550(b)(1). If NASDAQ does not accept the Company’s plan, the Company will have the right to appeal such decision to a NASDAQ hearings panel.

The Company is currently evaluating various courses of action to regain compliance with Rule 5550(b)(1) and intends to timely submit a plan to NASDAQ to regain compliance with the Nasdaq Listing Rules. Although the Company will use all reasonable efforts to achieve compliance with Rule 5550(b)(1), there can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance and maintain its listing on the NASDAQ Capital Market. If the Company’s plan to regain compliance is not accepted or if NASDAQ does not grant an extension and the Company does not regain compliance within the requisite time period, or if the Company fails to satisfy another NASDAQ requirement for continued listing, NASDAQ could provide notice that the Company’s securities will become subject to delisting.

Cautionary Note About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this current report, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed here for various reasons. We discuss many of these risks in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this current report are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: August 23, 2019	By: /s/ YAKOV KOGAN
Name: Yakov Kogan
Title: Chief Executive Officer